UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2008
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California (Address of Principal Executive Offices)	90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200
Not applicable
(Former name of former address, if changed since last report)
     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2008, the Board of Directors of Hanmi Financial Corporation (“Hanmi”) appointed Mr. Jay S. Yoo, age 61, to serve as the President and Chief Executive Officer of Hanmi and it wholly owned subsidiary, Hanmi Bank, beginning on June 23, 2008. Mr. Yoo will replace Mr. Chung Hoon Youk, Hanmi’s Interim Chief Executive Officer who also served Hanmi Bank as its Chief Credit Officer.
Between 2001 and to 2007, Mr. Yoo served as Chairman, President and Chief Executive Officer of New York based Woori America Bank, a subsidiary of Woori Bank
Mr. Yoo will be employed for an initial term of two years ending on June 23, 2010, with the Bank’s option to extend the terms of his employment for an additional three years. The material terms of employment with Mr. Yoo are as follows: (1) annual base salary of $330,000 for the first year and $340,000 for the second year , (2) annual cash incentive compensation not to exceed 75% of base salary, with the actual amount based on the achievement of financial and other performance objectives established by the Compensation Committee of Hanmi’s Board of Directors, (3) stock options to purchase a total 70,000 shares of Hanmi’s common stock with vesting in two equal annual installments of 50% granted pursuant to Hanmi’s 2007 Equity Compensation Plan, (4) eligibility to participate in Hanmi’s various employee benefit plans, including health insurance, automobile and cellular telephone allowances, and vacation, and (5) access to golf club membership. If Yoo’s employment is terminated without cause, Hanmi shall be liable to Mr. Yoo for six (6) months of Yoo’s base salary or remaining term of the Agreement, whichever is shorter.
Mr. Yoo will also serve as a member of the Board of Directors of Hanmi and Hanmi Bank when his employment commences on June 23, 2008. Mr. Yoo will serve as a member of the Planning Committee for Hanmi, and Compliance and Credit Management Committees of Hanmi Bank.
Mr. Chung Hoon Youk, the Company’s Interim Chief Executive Officer who also served Hanmi Bank as its Chief Credit Officer retires on June 23, 2008.
There are no transactions in which Mr. Yoo has an interest requiring disclosure under Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Yoo’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release of June 13, 2008 announcing appointment of Mr. Jay S. Yoo

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2008	Hanmi Financial Corporation
	By:	/s/ Chung Hoon Youk
Chung Hoon Youk
Interim President and Chief Executive Officer